UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

Current Report

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of Report (Date of Earliest Event Reported): March 26, 2015

COCA-COLA BOTTLING CO. CONSOLIDATED

(Exact name of registrant as specified in its charter)

Delaware	0-9286	56-0950585
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

4100 Coca-Cola Plaza, Charlotte, North Carolina 28211

(Address of principal executive offices) (Zip Code)

(704) 557-4400

(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01. Entry into a Material Definitive Agreement.

Monster Energy Company Distribution Agreement. Coca-Cola Bottling Co. Consolidated (the “Company”), through its operating subsidiary, CCBCC Operations, LLC, and Monster Energy Company (“MEC”), an operating subsidiary of Monster Beverage Corporation, have entered into a new distribution agreement (the “MEC Distribution Agreement”), dated as of March 26, 2015, granting the Company rights to distribute energy drink products offered, packaged and/or marketed by MEC under the primary brand name “Monster” (the “MEC Products”) throughout the same geographic territory the Company currently services for the distribution of Coca-Cola™ products (the “Territory”). The Company expects to begin distributing MEC Products pursuant to the MEC Distribution Agreement on or about April 6, 2015 (the “Commencement Date”). A summary description of the MEC Distribution Agreement is included below.

Pursuant to the MEC Distribution Agreement, MEC has appointed the Company as the exclusive distributor and seller of MEC Products to the Company’s accounts or classes of accounts within the Territory, excluding certain military accounts which will be exclusively served by MEC, and excluding general sports retailer accounts and national specialty retailer accounts which will be served by the Company on a non-exclusive basis (the “Accounts”). The MEC Distribution Agreement significantly expands the scope of the geographic territory and the number of accounts to which the Company currently has the rights to distribute MEC Products and, effective upon the Commencement Date, supersedes and replaces all prior agreements between MEC and the Company regarding the same subject matter. MEC has reserved the right under the MEC Distribution Agreement to establish the terms of sale for MEC Products to certain categories of large retail customers doing business in the Territory other than national specialty retailer accounts and other accounts listed in the agreement as an exclusive account or non-exclusive account of the Company (“National Accounts”), but the Company may service such National Accounts (in accordance with such arrangements and on the same terms and at the same prices as MEC shall have agreed with the particular National Account) if the National Account agrees to be serviced by the Company and the Company elects to do so. If MEC services a National Account directly, MEC has agreed to pay to the Company a specified amount, computed in accordance with the MEC Distribution Agreement, for the remainder of the term thereof.

The MEC Distribution Agreement has an initial term of twenty years, subject to specified termination rights for cause held by each party. After the initial term, the MEC Distribution Agreement shall, subject to either party’s termination rights under the MEC Distribution Agreement, continue and remain in effect unless either party gives written notice of non-renewal to the other party at least 90 days prior to the end of the initial term or any subsequent anniversary of the Commencement Date.

The MEC Distribution Agreement obligates the Company to perform customary duties of a beverage product distributor, including using commercially reasonable good faith efforts to develop and exploit the full potential of the business of distributing, marketing and selling MEC Products throughout the Territory. The Company and MEC have agreed to share the costs of promotional activities for the MEC Products distributed in the Territory by the Company. MEC will maintain primary responsibility for the overall global branding and positioning of MEC Products, as well as brand and image marketing for MEC Products.

The Company will purchase MEC Products from MEC for distribution to the Accounts in the Territory at prices to be set forth in MEC’s then-current price list, as the same may be changed by MEC from time to time. As previously disclosed in the Company’s Current Report on Form 8-K/A filed December 19, 2014 with the Securities and Exchange Commission, the Company has also agreed to pay to MEC, along with the payment of each invoice for MEC Products delivered to the Company for distribution to the Accounts, a facilitation fee to be remitted by MEC to The Coca-Cola Company in exchange for The Coca-Cola Company facilitating and coordinating the Company’s entrance into the MEC Distribution Agreement and the ongoing relationship between MEC and the Company.

With the exception of energy drink products that are owned, marketed, sold or distributed by The Coca-Cola Company or an affiliate of The Coca-Cola Company and certain other exceptions, the Company has agreed that, during the term of the MEC Distribution Agreement, the Company will not (and will not assist any third party to) market, sell, or distribute any energy drinks or products likely to be confused with any MEC Products in the Territory or reasonably likely to be perceived by consumers as confusingly similar to or to be passed off as MEC Products.

Amendment to MEC Products Consent Agreement with The Coca-Cola Company. On December 17, 2014, the Company entered into an agreement (the “MEC Products Consent Agreement”) with The Coca-Cola Company (acting through its Coca-Cola North America Division) whereby The Coca-Cola Company consented to the Company distributing MEC Products pursuant to the MEC Distribution Agreement. In exchange for giving its consent to the Company’s entry into the MEC Distribution Agreement, the Company agreed, among other things, to make a one-time, upfront payment to The Coca-Cola Company in an amount based on the number of standard physical cases of MEC Products sold by the previous distributor of such products in the Territory during the twelve-month period immediately preceding the Commencement Date. Pursuant to the MEC Products Consent Agreement, the Company is obligated to make this one-time, upfront payment, which is expected to be between $25 and $30 million, on the Commencement Date.

On April 1, 2015, the Company and The Coca-Cola Company entered into an amendment to the MEC Products Consent Agreement deferring the date the Company is obligated to make this upfront payment to The Coca-Cola Company from the Commencement Date to the later of (i) the Commencement Date or (ii) June 30, 2015 to allow for reconciliation of the number of standard physical cases of MEC Products sold in the Territory by the previous distributor during the twelve-month period immediately preceding the Commencement Date to enable determination of the upfront payment. Except for such modification, all terms and conditions of the MEC Products Consent Agreement remain in full force and effect.

Relationship between the Parties to the MEC Products Consent Agreement. The business of the Company consists primarily of the production, marketing and distribution of nonalcoholic beverage products of The Coca-Cola Company in the territories the Company currently serves. Accordingly, the Company engages routinely in various transactions with The Coca-Cola Company and its affiliates.

The Coca-Cola Company also owns approximately 35% of the outstanding common stock of the Company, which represents approximately 5.0% of the total voting power of the Company’s common stock and class B common stock voting together. The Coca-Cola Company also has a designee serving on the Company’s Board of Directors. For more information about the relationship between the Company and The Coca-Cola Company, see the description thereof included under “Related Person Transactions” in the Company’s Notice of Annual Meeting and Proxy Statement for the Company’s 2015 Annual Meeting of Stockholders filed with the Securities and Exchange Commission on March 30, 2015.

Relationship between The Coca-Cola Company and Monster Beverage Corporation. In August 2014, Monster Beverage Corporation and The Coca-Cola Company announced that they had entered into definitive agreements providing for a long-term strategic partnership in the global energy drink category. Upon closing of the proposed transaction, The Coca-Cola Company will own approximately 16.7% of the issued and outstanding shares of Monster Beverage Corporation and have certain rights to nominate persons for election to the board of directors of Monster Beverage Corporation. The Coca-Cola Company will transfer its global energy drink business to Monster Beverage Corporation, and Monster Beverage Corporation will transfer its non-energy drink business to The Coca-Cola Company. Also at closing, Monster Beverage Corporation and The Coca-Cola Company will amend their current distribution coordination agreements, which will contemplate expanding distribution of MEC Products into additional territories pursuant to long-term distribution agreements (such as the MEC Distribution Agreement) with The Coca-Cola Company’s network of owned or controlled bottlers/distributors and independent bottling and distribution partners. The closing of the transaction involving this proposed long-term strategic partnership in the global energy drink category between The Coca-Cola Company and Monster Beverage Corporation is expected to occur in the second quarter of 2015.

Item 9.01. Financial Statements and Exhibits.

(d)	Exhibits

Exhibit No.	Description	Incorporated By Reference To or Filed Herewith
10.1	Amendment to MEC Products Consent Agreement dated April 1, 2015	Filed herewith.

Signature

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

COCA-COLA BOTTLING CO. CONSOLIDATED (Registrant)

Date: April 1, 2015	By:	/s/ Umesh M. Kasbekar
Umesh M. Kasbekar,
Secretary and Senior Vice President, Planning and Administration

UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, DC

EXHIBITS

CURRENT REPORT

ON

FORM 8-K

Date of Earliest Event Reported:	Commission File No:
March 26, 2015	0-9286

COCA-COLA BOTTLING CO. CONSOLIDATED

EXHIBIT INDEX

Exhibit No.	Description	Incorporated By Reference To or Filed Herewith
10.1	Amendment to MEC Products Consent Agreement dated April 1, 2015.	Filed herewith.